UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 22, 2008

Alaska Communications Systems Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Telephone Avenue, Anchorage, Alaska		99503-6091
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(907) 297-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendment and Restated Employment Agreement between the Registrant and Liane Pelletier

On September 22, 2008, Alaska Communications Systems Group, Inc. (the "Company") and Liane Pelletier entered into an Amended and Restated Employment Agreement (the "Employment Agreement"). Set forth below is a brief description of the material terms of the Employment Agreement.

Term: The Employment Agreement remains in effect until April 1, 2011, and it automatically extends for successive one-year periods, absent notice of termination by the Company.

Base Salary: Ms. Pelletier is entitled to an annual base salary of $550,000, $50,000 of which is required to be granted in the form of restricted stock units that vest over a one-year period.

Annual Cash Incentive: Ms. Pelletier continues to have the opportunity to earn an annual cash incentive payment, in accordance with the Company’s leadership team cash incentive program. Ms. Pelletier’s target amount is equal to 100% of her base salary. Actual payments made, if any, may not exceed 300% of her base salary annually.

Retention Bonus: As an incentive to enter into the Employment Agreement, the Company has granted Ms. Pelletier 100,000 fully vested restricted stock units. These restricted stock units are required to be settled in shares of the Company’s common stock on a one-for-one basis on July 31, 2009, unless required stockholder approval is not obtained, in which case the restricted stock units will be settled in cash. When settled, the Company will pay cash dividend equivalents on any and all dividends declared on shares of the Company's common stock from September 1, 2008 through July 31, 2009.

Long-Term Stock Appreciation Rights: The Employment Agreement provides that Ms. Pelletier shall be granted 1,000,000 shares subject to freestanding, stock-settled, stock appreciation rights ("SSARs") (i) one-half (1/2) of which were granted on September 22, 2008 and (ii) one-half (1/2) of which will be granted under a SSAR agreement as of January 1, 2009. The SSARs granted on September 22, 2008 (the "2008 SSARs") have an exercise (or strike) price of $12.56 per share of the Company’s common stock. The SSARs which will be granted on January 1, 2009 (the "2009 SSARs") will have an exercise price equal to the higher of (i) the exercise price of the 2008 SSARs or (ii) the fair market value of the Company's common stock on the date of grant. In the event the exercise price of the 2009 SSARs exceeds that of the 2008 SSARs, the Company will grant Ms. Pelletier restricted stock units conferring the difference in intrinsic value between the two instruments as of the grant date of the 2009 SSARs (the "Make-Whole RSUs"). If granted, the vesting schedule of the Make-Whole RSUs will align with the vesting schedule of the 2009 SSARs. The SSARs have a term of five years.

Taken together, the SSARs vest as follows: (i) 25% on the date of the Employment Agreement and (ii) 25% on April 1, 2009 and on each anniversary thereof such that all SSARs will be fully vested on April 1, 2011. Prior to exercise, SSARs are not eligible to receive dividend equivalents. Make-Whole RSUs, if granted, will vest as follows: (i) 50% on April 1, 2010 and (ii) 50% on April 1, 2011. Make-Whole RSUs will receive cash dividend equivalent payments equal to any ordinary or extraordinary dividends as and when paid to common stockholders.

Performance Share Units: In accordance with the Company’s executive performance share unit ("PSU") program, Ms. Pelletier was granted 131,369 PSUs that will vest to the extent performance goals established by the compensation and personnel committee of the Company’s board of directors are achieved. The performance period commenced on August 1, 2008 and ends on December 31, 2009. The PSUs are subject to the terms of the Company’s standard PSU agreement.

Leadership Team Equity Incentive Program: Ms. Pelletier will remain eligible to participate in the Company’s leadership team equity program, with a target annual restricted stock award value of $1,100,000. Her participation will continue to be subject to the same terms and provisions applicable to other senior leadership team members. Under this program, restricted stock awards are granted annually and vest on the fifth anniversary of the grant date; provided, however, that vesting may accelerate upon the timely achievement of performance goals set by the compensation and personnel committtee.

Other Benefits: Other benefits include paid-time off, participation in the Company’s health and welfare plans, 401(k) retirement investment plan, employee stock purchase plan, pension plan, and a relocation allowance up to $50,000 (plus any required income tax gross-up) to assist Ms. Pelletier with relocating her personal property following termination of the Employment Agreement.

Post-Termination Payments: Upon a termination by the Company without cause or by Ms. Pelletier for good reason, Ms. Pelletier is entitled to post-termination benefits as follows: (i) a lump sum cash payment equal to $1,100,000 (ii) any unpaid bonus from the previously completed fiscal year and a pro rata bonus for the year of termination (iii) acceleration of vesting of any unvested SSARs (in the event the change of control occurs prior to January 1, 2009, payment of the cash equivalent value of the 2009 SSAR is required), (v) payment of COBRA premiums for up to 18 months, and (vi) $50,000 for relocation expenses (plus any income tax gross-up). To receive these benefits, however, Ms. Pelletier is required to timely deliver (and not revoke) a general release in favor of the Company and its affiliates.

Changes of Control: If Ms. Pelletier’s employment is terminated within twenty-four months following a change of control, the Employment Agreement provides for the same benefits as in the case of a termination by the Company without cause as described above, (including but not limited to the timely delivery and non-revocation of a general release in favor of the Company and its affiliates), except that the lump sum cash payment shall be equal to four times Ms. Pelletier’s base salary, payable within 60 days of her termination date.

Ms. Pelletier is also entitled to indemnification by the Company for any excise tax obligations, including gross-up payments, arising out of excess parachute payments Ms. Pelletier may incur by operation of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended.

If a change of control of the Company occurrs prior to the grant of any equity instrument required to be granted under the Employment Agreement, the Company is required to pay Ms. Pelletier in cash the value that she would have otherwise realized had such equity instrument been granted concurrent with the Employment Agreement. This benefit applies whether or not Ms. Pelletier’s employment continues with the Company or its sucessor.

The general description of the terms of the Employment Agreement set forth above is qualified in its entirety by the Employment Agreement. The Employment Agreement specifically sets forth the agreement between the Company and Ms. Pelletier. The complete text of the Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Amended and Restated Employment Agreement between Alaska Communications Systems Group, Inc., and Liane Pelletier entered into as of September 22, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alaska Communications Systems Group, Inc.

September 26, 2008	By:	/s/ Timothy R. Watts

Name: Timothy R. Watts
Title: Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Amended & Restated Employment Agreement between the Company and Liane Pelletier